Exhibit 4.3

SUPPLEMENTAL INDENTURE NO. 6

among

CRESTWOOD MIDSTREAM PARTNERS LP,

as Issuer,

CRESTWOOD MIDSTREAM FINANCE CORP.,

as Co-Issuer,

CRESTWOOD GAS SERVICES OPERATING LLC

CRESTWOOD GAS SERVICES OPERATING GP LLC

COWTOWN GAS PROCESSING PARTNERS L.P.

COWTOWN PIPELINE PARTNERS L.P.

CRESTWOOD APPALACHIA PIPELINE LLC

CRESTWOOD ARKANSAS PIPELINE LLC

CRESTWOOD MARCELLUS PIPELINE LLC

CRESTWOOD NEW MEXICO PIPELINE LLC

CRESTWOOD PANHANDLE PIPELINE LLC

CRESTWOOD PIPELINE LLC

CRESTWOOD SABINE PIPELINE LLC

SABINE TREATING, LLC

CRESTWOOD OHIO MIDSTREAM PIPELINE LLC

CRESTWOOD MARCELLUS MIDSTREAM LLC

E. MARCELLUS ASSET COMPANY, LLC

FINGER LAKES LPG STORAGE, LLC

CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.

INERGY STORAGE, INC.

INERGY PIPELINE EAST, LLC

INERGY GAS MARKETING, LLC

ARLINGTON STORAGE COMPANY, LLC

US SALT, LLC

INERGY CRUDE LOGISTICS, LLC

INERGY TERMINALS, LLC

INERGY DAKOTA PIPELINE, LLC and

INERGY MIDSTREAM OPERATIONS, LLC

as Existing Guarantors,

ARROW FIELD SERVICES, LLC

ARROW MIDSTREAM HOLDINGS, LLC

ARROW PIPELINE, LLC

ARROW WATER, LLC

as New Guarantors,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

November 8, 2013

7.75% Senior Notes due 2019

SUPPLEMENTAL INDENTURE NO. 6 (this “Supplemental Indenture”), dated as of November 8, 2013, among Crestwood Midstream Partners LP, a Delaware limited partnership (the “Issuer”), Crestwood Midstream Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), Arrow Field Services, LLC, Arrow Midstream Holdings, LLC, Arrow Pipeline, LLC and Arrow Water, LLC (collectively, the “New Guarantors”), each other existing Guarantor under the Indenture referred to below and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of April 1, 2011 (the “Base Indenture”), providing for the issuance of 7.75% Senior Notes due 2019 (the “Notes”), as supplemented by Supplemental Indenture No. 1, dated as of November 29, 2011, Supplemental Indenture No. 2, dated as of January 6, 2012, Supplemental Indenture No. 3, dated as of March 22, 2012, Supplemental Indenture No. 4, dated as of April 11, 2013 and Supplemental Indenture No. 5, dated as of October 7, 2013 (the Base Indenture as supplemented thereby, the “Indenture”);

WHEREAS, Section 4.15 of the Base Indenture provides that under the circumstances set forth therein, the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ Obligations under the Indenture and the Notes on the terms and conditions set forth herein (the “Note Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee, the Issuers, the New Guarantors and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the New Guarantors, the existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantors hereby unconditionally Guarantee, jointly and severally with all existing Guarantors, on the terms and subject to the conditions set forth in Article 10 of the Base Indenture, and agree to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a “Guarantor” under the Indenture.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of either of the Issuers, any parent entity of the Issuer or any Subsidiary of the ssuer, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NOTICES. All notices or other communications to the Issuers or the New Guarantors shall be given as provided in Section 12.02 of the Base Indenture.

5. RATIFICATION OF INDENTURE, SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the Base Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8. EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture or the Base Indenture and will in no way modify or restrict any of the terms or provisions hereof or thereof.

9. SEVERABILITY. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

10. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: November 8, 2013

Issuer:

CRESTWOOD MIDSTREAM PARTNERS LP , By Crestwood Midstream GP, LLC, its General Partner

By:	/s/ Michael J. Campbell
Name: Michael J. Campbell
Title: Senior Vice President and Chief Financial Officer

Co-Issuer:

CRESTWOOD MIDSTREAM FINANCE CORP.

By:	/s/ Michael J. Campbell
Name: Michael J. Campbell
Title: Senior Vice President and Chief Financial Officer

New Guarantors:

ARROW FIELD SERVICES, LLC ARROW MIDSTREAM HOLDINGS, LLC ARROW PIPELINE, LLC ARROW WATER, LLC

By:	/s/ Michael J. Campbell
Name: Michael J. Campbell
Title: Senior Vice President and Chief Financial Officer

Existing Guarantors:

CRESTWOOD GAS SERVICES OPERATING LLC

CRESTWOOD GAS SERVICES OPERATING GP LLC

COWTOWN GAS PROCESSING PARTNERS L.P.,

By Crestwood Gas Services Operating GP LLC, its general partner

COWTOWN PIPELINE PARTNERS L.P.,

By Crestwood Gas Services Operating GP LLC, its general partner

CRESTWOOD APPALACHIA PIPELINE LLC

CRESTWOOD ARKANSAS PIPELINE LLC

CRESTWOOD MARCELLUS PIPELINE LLC

CRESTWOOD NEW MEXICO PIPELINE LLC

CRESTWOOD PANHANDLE PIPELINE LLC

CRESTWOOD PIPELINE LLC

CRESTWOOD SABINE PIPELINE LLC

SABINE TREATING, LLC

CRESTWOOD OHIO MIDSTREAM PIPELINE LLC

CRESTWOOD MARCELLUS MIDSTREAM LLC

E. MARCELLUS ASSET COMPANY, LLC

FINGER LAKES LPG STORAGE, LLC

CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.

INERGY STORAGE, INC.

INERGY PIPELINE EAST, LLC

INERGY GAS MARKETING, LLC

ARLINGTON STORAGE COMPANY, LLC

US SALT, LLC

INERGY CRUDE LOGISTICS, LLC

INERGY TERMINALS, LLC

INERGY DAKOTA PIPELINE, LLC

INERGY MIDSTREAM OPERATIONS, LLC

By:	/s/ Michael J. Campbell
Name: Michael J. Campbell
Title: Senior Vice President and Chief Financial Officer

Trustee:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael Countryman
Name:	Michael Countryman
Title:	Vice President